Exhibit 4.4

APRIA HEALTHCARE GROUP INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

_________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 14, 2004

SUPPLEMENTING AND AMENDING

THE

INDENTURE

Dated as of August 20, 2003

_________________

$250,000,000 3-3/8% Convertible Senior Notes due 2033

      FIRST SUPPLEMENTAL INDENTURE (this “Supplement”) dated as of December 14, 2004 between Apria Healthcare Group Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

        A.        The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 20, 2003 (hereinafter sometimes referred to as the “Indenture”), providing for the issuance from time to time of the Company’s 3-3/8% Convertible Senior Notes due 2033 (herein called the “Notes”). All capitalized terms used in this Supplement and not defined herein shall have the meanings specified in the Indenture.

        B.        Section 15.02(g) of the Indenture provides that the Company may satisfy its Conversion Obligation in cash, shares of Common Stock or a combination of cash and Common Stock and the Company has requested that the Trustee join with the Company in the execution and delivery of this Supplement for the purpose of amending the Indenture to require the Company to fix the settlement terms to provide for delivery of cash up to the principal amount of the Notes being converted, with any balance of the conversion obligation to be settled in shares of Common Stock or cash, or a combination of shares of Common Stock and cash, at the election of the Company.

        C.        Section 3.06 of the Indenture provides that on September 1, 2008 and each subsequent Company Repurchase Date each holder of Notes shall have the right, at such holder’s option, to require the Company to repurchase such holder’s Notes at the Company Repurchase Price, Section 3.07 of the Indenture provides that the Company Repurchase Price with respect to the September 1, 2008 Company Repurchase Date shall be paid only in cash but the Company Repurchase Price with respect to any subsequent Company Repurchase Date may be paid for, at the election of the Company, in cash or in shares of Common Stock, or a combination of cash and shares of Common Stock, and the Company has requested that the Trustee join with the Company in the execution and delivery of this Supplement for the purpose of amending the Indenture to extinguish the Company’s right to pay any part of the Company Repurchase Price with Common Stock with respect to any purchase of Notes by the Company at the option of the holders occurring on a date after the date of this Supplement.

        D.        Section 11.01 of the Indenture provides that the Company, when authorized by the resolutions of the Board of Directors (certified and delivered as provided in the Indenture), and the Trustee may supplement the Indenture or the Notes, without the consent of any holders of any of the Notes at the time outstanding, for one or more of the following purposes (among others): to surrender any of the Company’s rights or powers under the Indenture (including, without limitation, its right to pay any part of the repurchase price of the Notes with Common Stock on a date after the date of such supplement to the Indenture); to make such other provision in regard to matters or questions arising under the Indenture that shall not materially adversely affect the interests of the holders of the Notes; or to make other changes to the Indenture or forms or terms of the Notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interest of the holders of the Notes.

        E.        The Board of Directors of the Company has duly authorized this Supplement by resolutions (certified and delivered as provided in the Indenture), and the Company has provided the Trustee with an Officers’ Certificate and an Opinion of Counsel each in the form contemplated by the Indenture and stating that all conditions precedent provided for in the Indenture relating to this Supplement have been complied with.

      NOW, THEREFORE, THIS INDENTURE SUPPLEMENT WITNESSETH:

      For and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, as follows:

       SECTION 1.    Amendments.

        (a)        Section 1.01 of Article 1 of the Indenture is amended to add the following language after the definition of Ex-Dividend Date:

        “First Supplemental Indenture” means the First Supplemental Indenture dated as of December 14, 2004 supplementing and amending the Indenture.

        (b)        Section 3.02(b) of Article 3 of the Indenture is amended and restated in its entirety by replacing it with the following language:

       “(b)        Each such Redemption Notice shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP number or numbers of the Notes being redeemed, the Redemption Date (which shall be a Business Day), the Redemption Price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that Interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Rate, the date on which the right to convert such Notes or portions thereof into Common Stock will expire (which date shall not be later than the close of business on the second Business Day prior to the Redemption Date) and the dollar amount of the Conversion Obligation to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount). If fewer than all the Notes are to be redeemed, the Redemption Notice shall identify the Notes to be redeemed (including CUSIP numbers, if any), in each case determined in accordance with the procedure set forth in clause (d) hereof. In case any Note is to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued by the Company and authenticated by the Trustee (or an authenticating agent appointed by the Trustee).”

        (c)        Section 3.06 of Article 3 of the Indenture is amended and restated in its entirety by replacing it with the following language:

        “Section 3.06. Repurchase of Notes by the Company at Option of Holders on Specified Dates.

       “(a)        On each of September 1, 2008, September 1, 2010, September 1, 2013, September 1, 2018, September 1, 2023 and September 1, 2028 (each, a “Company Repurchase Date”), each holder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount. The Company shall repurchase such Notes at a price (the “Company Repurchase Price”) equal to 100% of the principal amount thereof plus any accrued and unpaid Interest to but excluding the Company Repurchase Date; provided that if such Company Repurchase Date falls on an Interest Payment Date, then the Interest payable on such Interest Payment Date shall be paid to the holders of record of the Notes on the applicable record date instead of the holders surrendering the Notes for repurchase on such date.

        “(b)        On or before the 25th Business Day prior to each Company Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least five Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all holders of record on such date a notice (the “Company Repurchase Notice”) to each holder of Notes at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice to the Trustee at such time as it is mailed to Noteholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Each Company Repurchase Notice shall state:

           “(i)        the Company Repurchase Price, excluding accrued and unpaid Interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of Interest that will be payable with respect to the Notes on the Company Repurchase Date;

“ (ii) the Company Repurchase Price will be paid in cash;

“ (iii) the Company Repurchase Date;

“ (iv) the last date on which a holder may exercise the repurchase right;

“ (v) the name and address of the Paying Agent and the Conversion Agent;

          “ (vi)        that Notes as to which a Company Repurchase Election has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the Notes are otherwise convertible in accordance with Section 15.01;

          “ (vii)        that the holder shall have the right to withdraw any Notes surrendered prior to the close of business on the Business Day immediately preceding the Company Repurchase Date (or any such later time as may be required by applicable law);

“ (viii) a description of the procedure which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered Notes;

“ (ix) the CUSIP number or numbers of the Notes (if then generally in use); and

“(x) briefly, the conversion rights of the Notes and whether, at the time of such notice, the Notes are eligible for conversion.

      “No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.06. Simultaneously with providing such notice, the Company will publish a notice containing this information in a newspaper of general circulation in The City of New York or the Company will issue a press release and publish the information on the Company’s website or through such other public medium as the Company may use at that time.

        “(c)        Notes shall be repurchased pursuant to this Section 3.06 at the option of the holder upon:

           “(i)        delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a “Company Repurchase Election”) in the form set forth on the reverse of the Note at any time from the opening of business on the 20th Business Day preceding the Company Repurchase Date until the close of business on the Business Day immediately preceding the Company Repurchase Date stating:

“(A) if certificated, the certificate numbers of the Notes which the holder shall deliver to be repurchased;

“(B) the portion of the principal amount of the Notes that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof, and

“(C) that such Notes shall be repurchased as of the Company Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture; and

           “(ii)        delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Company Repurchase Election (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery or transfer being a condition to receipt by the holder of the Company Repurchase Price therefor; provided that such Company Repurchase Price shall be so paid pursuant to this Section 3.06 only if the Notes so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Company Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

       “The election set forth in Section 3.06(c)(i)(D) of the Indenture prior to the First Supplemental Indenture shall, notwithstanding the Form of Company Repurchase Election, set forth on the reverse of the Note, be inapplicable after the date of the First Supplemental Indenture, regardless of how such form may be completed (and such provision shall be deleted from the Form of Company Repurchase Election set forth on the reverse of any Note issued after the date of the First Supplemental Indenture and after such date deemed deleted from any Note issued on or prior to the date of the First Supplemental Indenture). ”

        (d)        Section 3.07 of Article 3 of the Indenture is amended and restated in its entirety by replacing it with the following language:

        “Section 3.07. Company’s Right to Elect Manner of Payment of Repurchase Price

        “(a)        The Notes to be repurchased by the Company on any Company Repurchase Date pursuant to Section 3.06 shall be paid for solely in U.S. legal tender (“cash”). The Notes to be repurchased by the Company on any Fundamental Change Repurchase Date pursuant to Section 3.05 shall be paid only in cash.

        “(b) At least three Business Days before the date of any Repurchase Notice, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

               “(i)        the Purchase Price shall be paid in cash;

               “(ii)        the information required to be included in the Repurchase Notice; and

               “(iii)        whether the Company desires the Trustee to give the Repurchase Notice required.

Pursuant to the Indenture as in effect prior to the First Supplemental Indenture, the Company has, by execution and delivery to the Trustee of the First Supplemental Indenture, extinguished the Company’s right to pay any part of the Purchase Price with Common Stock with respect to any purchase of Notes by the Company at the option of the holders occurring on a date after the date of such First Supplemental Indenture. The paragraph in the Note setting forth the manner of payment of the Company Repurchase Price (i.e., in cash on September 1, 2008 or in cash, shares of Common Stock or a combination of cash and Common Stock on later dates) shall be deleted from any Note issued after the date of the First Supplemental Indenture and after such date deemed deleted from any Note issued on or prior to the date of the First Supplemental Indenture, in each case to be replaced in its entirety with the following language: ‘The Company Repurchase Price shall be paid in cash.’”

        (e)        Section 3.08(b) of Article 3 of the Indenture is hereby amended to delete “and/or shares of Common Stock, as applicable,” in the first paragraph thereof and to delete “or shares of Common Stock” in the second paragraph thereof.

        (f)        Section 15.02(g) of Article 15 of the Indenture is amended and restated in its entirety by replacing it with the following language:

        “(g)        In the event that the Company receives a Conversion Notice on or prior to (1) the date on which the Company gives a Redemption Notice or (2) the date that is 20 days prior to the Stated Maturity of the Notes (the “Final Notice Date”), the following procedures shall apply:

        “To satisfy its obligation to convert the Notes (the “Conversion Obligation”), for any conversion after the date of the First Supplemental Indenture, the Company will satisfy an amount of such obligation equal to 100% of the principal amount of the Notes then being converted solely in cash, with any remaining amount of such obligation to be satisfied, at the Company sole option, in cash, shares of Common Stock or a combination of cash and Common Stock; provided, however, that if the amount of the Conversion Obligation for such conversion as calculated under Section 15(h)(i) is less than 100% of the principal amount of the Notes then being converted, then 100% of the Conversion Obligation for such conversion will be satisfied solely in cash by payment of the amount calculated under Section 15(h)(i). The Company shall notify holders through the Trustee of the dollar amount of the Conversion Obligation to be satisfied in cash, determined as set forth in the immediately preceding sentence (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Conversion Date (the “Cash Settlement Notice Period”) and holders may retract the Conversion Notice at any time during the two Business Days following the final day of the Cash Settlement Notice Period (the “Conversion Retraction Period”). Upon the expiration of a Conversion Retraction Period, a Conversion Notice shall be irrevocable. If the Conversion Notice is irrevocable, then settlement (in cash or in cash and Common Stock) will occur on the Business Day following the final day of the 20-Trading Day period beginning on the day after the final day of the Conversion Retraction Period (the “Cash Settlement Averaging Period”).”

        (g)        Section 15.02(h) of Article 15 of the Indenture is amended and restated in its entirety by replacing it with the following language:

        “(h)        Settlement amounts will be computed as follows:

                “(i)        If the entire Conversion Obligation will be satisfied in cash, the Company shall deliver to holders that have delivered the Conversion Notice giving rise to the Conversion Obligation cash in an amount equal to the product of:

                    “(A)        a number equal to (i) the aggregate principal amount of Notes to be converted divided by 1,000, multiplied by (ii) the Conversion Rate; and

                    “(B)        the average Last Reported Sale Price of the Common Stock during the Cash Settlement Averaging Period.

              “(ii)        If a fixed portion (other than 100%) of the Conversion Obligation will be satisfied in cash, the Company will deliver to holders the specified cash amount (the “Cash Amount”) and a number of shares of Common Stock equal to the greater of (A) zero and (B) the excess, if any, of (1) the number of Common Stock equal to (x) the aggregate principal amount of Notes to be converted divided by 1,000, multiplied by (y) the Conversion Rate over (2) the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) 5% of the Cash Amount, divided by (y) the Last Reported Sale Price of the Common Stock. In addition, the Company shall pay cash for all fractional Common Stock based on the average Last Reported Sale Price of the Common Stock during the Cash Settlement Averaging Period.”

        (h)        Section 15.02(i) of Article 15 of the Indenture is amended and restated in its entirety by replacing it with the following language:

              “(i)        The Company must determine whether under Section 15.02(g) and (h) it will satisfy all or a portion of the Conversion Obligation in cash at the time it issues a Redemption Notice or a Final Maturity Notice and such notices will state the amount of the Conversion Obligation to be settled in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount). In the event that the Company receives a Conversion Notice after the date a Redemption Notice or the Final Maturity Notice has been issued, settlement amounts will be computed and settlement dates will be determined in the same manner as set forth in clauses (g) and (h) of this Section 15.02 except that the Cash Settlement Averaging Period shall be the 20 Trading Day period beginning on the Trading Day after the Conversion Date. If a Conversion Notice is received from holders of Notes after the date that a Redemption Notice or the Final Maturity Notice has been issued, such holders may not retract their Conversion Notice. Settlement (in cash or in cash and Common Stock) will occur on the Business Day following the final day of such Cash Settlement Averaging Period.”

       SECTION 2.    The Trustee assumed no duties, responsibilities or liabilities by reason of this Supplement other than as set forth in the Indenture, and this Supplement is executed and accepted by the Trustee subject to all terms and conditions of its acceptance of the Trust under the Indenture, as fully as if said conditions were hereby set forth at length. Without limiting the generality of the foregoing, the Trustee assumed no responsibility as to the validity of this Supplement.

       SECTION 3.    This Supplement and the amendments contemplated hereby shall become effective on the date this Supplement is executed by the Company and the Trustee pursuant to Section 11.01 of the Indenture.

       SECTION 4.    The Company and the Trustee shall cooperate with one another and shall execute such other and further documents as may be reasonably necessary or proper for the effectuation of the provisions of this Supplement.

       SECTION 5.    In case any provision of this Supplement shall be determined invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by such determination.

       SECTION 6.    This Supplement modifies the Indenture and the Notes. The Indenture as so modified shall be read, taken and construed as one and the same instrument, and as such shall continue in full force and effect. Every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the terms and provisions of this Supplement regardless of whether or not any notation relating to the modification contained herein appears on the Note.

       SECTION 7.    This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

       SECTION 8.    As provided in Section 16.04 of the Indenture, this Supplement shall be construed in accordance with and governed by the internal laws of the State of New York.

       SECTION 9.    U.S. Bank National Association hereby accepts the modification of the Indenture hereby affected and the trust in this Supplement declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the day and year first above written.

APRIA HEALTHCARE GROUP INC., a Delaware corporation By: Amin I. Khalifa Executive Vice President and Chief Financial Officer

By: Robert S. Holcombe Executive Vice President, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee By: Vice President